Exhibit 10.46

AMENDMENT NO. 2 TO

EXLSERVICE HOLDINGS INC.

2006 OMNIBUS AWARD PLAN

The ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “Plan”) is hereby amended as follows, effective October 16, 2006:

1. Section 5(a) of the Plan is amended to read as follows:

“Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 1,864,619 shares;”

3. Continuing Effect of Plan. Except as expressly modified hereby, the provisions of the Plan are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Plan as of the date set forth above.

By:   /s/ Amit Shashank

Name: Amit Shashank

Title:

EXLSERVICE HOLDINGS, INC.